Exhibit 99.1

FOR IMMEDIATE RELEASE

Centennial Resource Development to Acquire the Upstream Assets of Silverback Exploration in Reeves County for $855 million

DENVER, CO, November 28, 2016 (GLOBE NEWSWIRE) — Centennial Resource Development, Inc. together with its affiliates (“CDEV”, “Centennial” or the “Company”) (NASDAQ: CDEV, CDEVW), today announced that it has agreed to acquire 100% of the leasehold interests and related upstream assets in Reeves County from Silverback Exploration, LLC (“Silverback”). On November 21, 2016, an affiliate of Riverstone Holdings LLC (“Riverstone”) entered into a purchase agreement with Silverback to acquire 100% of its leasehold interests and related upstream assets in Reeves County for an aggregate purchase price of $855 million in cash, subject to certain adjustments. On November 27, 2016, Riverstone and Centennial entered into an agreement to assign, under which the Riverstone affiliate has agreed to assign, and Centennial has agreed to assume, Riverstone’s right to purchase such Silverback assets, subject to the satisfaction of certain conditions. The acquisition is expected to close on December 30, 2016.

Acquisition Highlights

•                  ~35,000 net acres directly offsetting existing Centennial acreage in Reeves County (95% operated, ~88% average working interest)

•                  Approximately 3,500 Boe/d of current net production

•                  At least 600 horizontal drilling locations assuming 880’ spacing prospective for the Upper Wolfcamp A (~210 locations), Lower Wolfcamp A (~180 locations) and Wolfcamp B (~220 locations)

•                  Estimated undeveloped resource potential of over 600 MMBoe from the Wolfcamp A and Wolfcamp B formations with additional upside potential from the Wolfcamp C, Avalon and Bone Spring formations

•                  Contiguous position supports extended lateral development (acquisition increases operated extended lateral locations by 136%)

Mark Papa, Chief Executive Officer of Centennial commented, “We are very excited to announce our agreement to acquire the Silverback assets. While we did not expect to make such a significant acquisition so quickly, we could not pass up the opportunity to accretively add core acreage offsetting our existing Centennial assets at such a compelling price. Pro forma for the transaction, Centennial will be one of the largest operators in the Delaware Basin, with over 77,000 contiguous net acres. This transaction increases our horizontal drilling inventory by 44% and more than doubles our inventory of extended length laterals, which we believe provides the most capital efficient development. Furthermore, this transaction allows us to increase our 2020 oil production goal from 30,000 Bo/d to 50,000 Bo/d, all the while maintaining one of the lowest debt levels in the industry. Finally, we appreciate the continued support of our institutional shareholders, including Riverstone, and look forward to developing this high-quality asset base.”

Certain third parties have the right, exercisable within 30 days of receipt of a notice of Centennial’s acquisition, to acquire up to ~80% of ~10,000 net acres within the ~35,000 net acres at the purchase price paid by Centennial.

Transaction Financing

In connection with the acquisition, Riverstone and affiliated funds have committed to invest up to $500 million in a combination of CDEV common and convertible preferred shares at the common equivalent of

$14.54 per share, subject to adjustment. The preferred shares will be convertible into common shares upon the approval of the Company’s stockholders of such conversion at a special meeting. Holders of the preferred shares will not be entitled to a preferred dividend, but will be entitled to participate in dividends payable on the common stock. The preferred shares will also have a liquidation preference of $0.0001 per share and holders will be entitled to participate with common stockholders in distributions upon liquidation. The Company intends to finance the remainder of the purchase price through equity and/or debt financings. Receipt of the funds necessary to effect the acquisition pursuant to financing arrangements satisfactory to CDEV is a condition to its obligation to effect the assignment.

Advisors

Weil, Gotshal & Manges LLP acted as legal counsel to Centennial. Latham & Watkins LLP acted as legal counsel to Riverstone. Tudor, Pickering, Holt & Co. acted as financial advisor to Silverback in connection with the transaction. Kelly Hart & Hallman LLP acted as legal advisor to Silverback.

Conference Call

CDEV will make available a pre-recorded conference call for investors on November 28, 2016 to discuss the acquisition of Silverback. The call will be made available starting at 6:00 a.m. Eastern time. Hosting the call will be Mark Papa, Chief Executive Officer, and George Glyphis, Chief Financial Officer.

Anyone wishing to listen to the recording may do so by calling (855) 859-2056. For participants outside of the U.S., the dial-in number is (404) 537-3406. The conference ID number is 25572062. The recording will be available until December 9, 2016.

About Centennial Resource Development, Inc.

Centennial Resource Development, Inc., is an independent oil and natural gas company focused on the development and acquisition of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.

About Silverback Exploration, LLC

Silverback Exploration, LLC is a San Antonio-based, independent oil and gas company focused on the pursuit of leasing and drilling opportunities in domestic resource plays, both conventional and unconventional. Silverback was formed in November 2013 with an equity commitment from EnCap Investments, L.P.

About Riverstone Holdings LLC

Riverstone Holdings LLC is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with over $34 billion of capital raised.  Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power, and renewable sectors of the energy industry.  With offices in New York, London, Houston, and Mexico City, Riverstone has committed over $33 billion to more than 120 investments in North America, Latin America, Europe, Africa, and Asia.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws.  Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence  of these words does not mean that a statement is not forward-looking.  Forward-looking statements may include, for example, statements about the benefits of the transaction described in this communication; the future financial performance of Centennial following the transaction; changes in Centennial’s reserves and future operating results; and expansion plans and opportunities.  These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing Centennial’s views as of any subsequent date, and Centennial does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.  You should not place undue reliance on these forward-looking statements.  As a result of a number of known and unknown risks and uncertainties, Centennial’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include Centennial’s ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of Centennial to grow and manage growth profitably following the transaction; changes in applicable laws or regulations; the possibility that Centennial may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in Centennial’s public filings with the Securities and Exchange Commission.

Contact:

George Glyphis

Chief Financial Officer

(720) 441-5515

SOURCE Centennial Resource Development, Inc.